Exhibit 6.21

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 1 of 8 NSH Home Purchase Agreement (rev. 2.23.22 HOME PURCHASE AGREEMENT In consideration of the reciprocal covenants stated herein, DR Horton, Inc (“Seller”) and Neptune Rem LLC, a Delaware limited liability company (collectively, “Purchaser”) agree as follows: 1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land located in WILSON County, Tennessee, with a street address of 2089 WIDGEON POINT, LEBANON, TN 37090, more particularly described as Lot , Block/Phase/Section , Addison Park Subdivision (the “Lot”), together with all improvements thereon and all appurtenances thereto collectively referred to as the “Property.” 2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: Two Hundred Ninety Nine Thousand Nine Hundred Ninety and 00/100 Dollars ($299,990.00) to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below): Base Price $324,990.00 Plus Lot Premium + $ 0.00 Plus Options Selected To Date + $1,570.00 Minus Option Incentive <$1,570.00> Sales Price Adjustment <$25,000.00> Total Purchase Price $299,990.00 Purchaser acknowledges that the Special Discount shown above shall be provided to Purchaser as a credit against the Purchase Price only if Purchaser complies all of the terms and conditions of this Agreement and that such Special Discount shall be forfeited by Purchaser if Purchaser breaches the Agreement in any respect. Purchaser further acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller’s marketing materials pertaining to such Incentives. The terms of the subsection (a or b) checked below shall also apply. {{$rb0d11}} a. No Financing Contingency. Purchaser shall pay to Seller the Purchase Price in cash at Closing (See Section 16 below). Within three (3) business days of the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller’s reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4 below) and neither party shall have any further obligation or liability to the other hereunder. {{$rb0d12}} b. Financing Contingency (1) Purchaser shall use its best efforts to obtain a loan (the “Loan”) in the principal amount of no more than % of the Purchase Price, reduced to the next lowest hundred dollars, to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing. (2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser’s lender confirming that Purchaser has been prequalified for the Loan (the “Prequalification Letter”). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser’s lender confirming that the Loan has been conditionally approved (the “Conditional Approval Letter”). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser’s lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the “Final Approval Letter”). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller’s option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder. (3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder. (4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the

**Buyer(s):** Neptune Rem LLC, a Delaware limited liability company, **Community:** Addison Park, **Plat:** //, **Address:** 2089 WIDGEON POINT, **Sales Rep:** Brandon Christopher Temple

Job: **591110124**
**Printed:** 9/12/2025

date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $299,990.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

**3. RESERVED.**

**4. DEPOSITS.**

**a. Earnest Money.** The parties hereby acknowledge that, as of the Effective Date, Purchaser has deposited with Seller or Seller's designated escrow agent an initial deposit of earnest money in the amount shown below (the "*Initial Deposit*"). Purchaser shall deposit with Seller or Seller's designated escrow agent additional earnest money in the amounts shown below by the due dates shown below (the "*Additional Deposits*"). The Initial Deposit and any Additional Deposits by Purchaser are hereinafter referred to as the "*Earnest Money*," both individually and collectively. Failure by Purchaser to deliver to Seller or Seller's designated escrow agent any Additional Deposit of Earnest Money by the applicable due date shall constitute a material breach of this Agreement by Purchaser. Upon execution of the Agreement by Seller, the Earnest Money shall be deposited and held in trust in a separate account. The schedule of Earnest Money deposits is as follows:

| Earnest Deposits | | | | | |
|---|---|---|---|---|---|
| Due Date | Collection Date | Payment Type | Check Number | Deposit Amount | Collection Amount |
| 09/12/2025 | | | | $5,000.00 | $5,000.00 |
| | 09/12/2025 | Wire Transfer | 1234 | | $5,000.00 |
| | | | Total | **$5,000.00** | **$5,000.00** |

**b. Disbursement.** At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

**c. Deposits of VA Borrowers.**

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ◉ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING.**

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

**5. SURVEY.** Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

Page 2 of 8 NSH Home Purchase Agreement (rev. 2.23.22

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 3 of 8 NSH Home Purchase Agreement (rev. 2.23.22 {{$rb2d11}} No Survey – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property. {{$rb2d12}} Survey – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed Four Hundred Dollars ($400)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same. 6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by special warranty deed (the “Deed”), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. As used in this Agreement, “insurable fee simple title” shall mean title which a title insurance company licensed to do business in Tennessee will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above. 7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money, if any, deposited by Purchaser. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above. 8. DESTRUCTION. If the home built on the Lot (the “House”) is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser. 9. INSPECTION. a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser’s expense, provided that any such inspection must meet the following requirements and conditions (collectively, “Inspections”): (1) Inspections by Purchaser: (a) All Inspections by Purchaser must be scheduled through the sales representative for the Subdivision. These Inspections must be scheduled at least seven (7) days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with Seller’s production schedule. (b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections. (2) Inspections by an independent professional home inspector: (a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent’s production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS. (b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection. (c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection. (d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker’s compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 4 of 8 NSH Home Purchase Agreement (rev. 2.23.22 a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection. Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement. THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER’S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS. b. Purchaser’s Indemnity. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser’s agents, contractors or representatives in exercising Purchaser’s rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser’s exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser’s indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason. c. Inspection Results. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect. If a professional home inspection was performed, Purchaser shall provide Seller, within 48 hours of Purchaser’s receipt, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below. d. Walkthrough; Punch List: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller’s standard practices (the “Initial Walkthrough”). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the “Punch List”). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the “Final Walkthrough”) in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller’s obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER’S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. 10. REAL ESTATE BROKER AND COMMISSION. SELLER IS A LICENSED REAL ESTATE FIRM IN THE STATE OF TENNESSEE. Purchaser acknowledges that all sales agents of Seller with whom Purchaser has had or will have any communication or interaction regarding the purchase and sale of the Property are employees of Seller, and that these employees of Seller act on behalf of Seller only and have no professional, fiduciary or other duty whatsoever to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than , an agent of and (collectively, “Co-Broker”). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges that Purchaser previously received the Confirmation of Agency Status required under Tenn. Code Ann. § 62-13-405. 11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller’s salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them. 12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report from a pest-control company licensed in Tennessee certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation. If required by Purchaser’s lender, Purchaser may obtain at Purchaser’s own expense a Wood Infestation Report performed by a pest-inspection company licensed in Tennessee. 13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY. 14. WARRANTIES AND DISCLAIMER. a. Ten-Year Limited Warranty. Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation (“RWC”) which shall be effective as of the Closing Date. The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, “LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES,” and referred to herein as the “Limited Warranty.” At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 5 of 8 NSH Home Purchase Agreement (rev. 2.23.22 b. Manufacturers’ Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House. c. Disclaimer and Limitation on Seller’s Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER’S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES. Initials {{$ini2}} Buyer {{$ini3}} Seller 15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER’S CONSTRUCTION AND DELIVERY OF THE HOUSE; (B) SELLER’S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR’S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT. BY AFFIXING THEIR INITIALS HERETO, PURCHASER(S) ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE ARBITRATION PROVISION: Initials {{$ini2}} Buyer {{$ini3}} Seller 16. CLOSING. The following shall constitute the “Closing”: (i) receipt by the settlement agent of all funds necessary to close the transaction, (ii) receipt by the settlement agent of the fully executed Deed for immediate recording in the office of the clerk of court or register of deeds, as applicable, (iii) execution of the Closing Disclosure by Purchaser, Seller and the settlement agent, and (iv) payment to Seller of the net proceeds of sale due to Seller. The date on which the Closing Disclosure is executed by all parties is referred to herein as the “Closing Date.” Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows: a. Closing Date. The parties estimate that the Closing will take place on or before 12/15/2025. Seller shall notify Purchaser of the final date and time of Closing at least three (3) business days in advance. Purchaser’s failure to close on the final closing date set by Seller shall constitute a material breach of this Agreement by Purchaser. In addition to and without waiving any rights and remedies which Seller shall have pursuant to Section 18 below, Seller, at Seller’s option, may extend the Closing Date; provided that Seller shall retain the right to terminate this Agreement and to retain Purchaser’s Earnest Money and option money (if any) at any time prior to actual Closing. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement. If the Closing has not occurred by or before that date which is two (2) years after the date that Purchaser signs this Agreement, this Agreement shall automatically terminate. Initials {{$ini2}} Buyer {{$ini3}} Seller b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of JA JA JA JA JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 6 of 8 NSH Home Purchase Agreement (rev. 2.23.22 final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full. c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in Tennessee, or at such other place as the parties may agree in advance. d. Closing Costs. At Closing, Seller shall pay for preparation of the Deed. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to any property transfer tax imposed by the State of Tennessee, the cost of any title search and title policy premiums, and all costs incurred by Purchaser in financing its purchase of the Property. e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date. f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Tennessee law. For purposes of this subsection (f), “Complete” means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser’s remedies if Seller defaults under this subsection (f). 17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser’s name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing. 18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity. a. Purchaser’s Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Seller’s sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) deposited by Purchaser as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder. b. Seller’s Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser’s sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) deposited by Purchaser, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser’s claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser’s remedies in the event that Seller defaults under Section 16(f) of this Agreement. c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract. 19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. Time is of the essence as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder. 20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for Addison Park Subdivision, together with all amendments thereto (collectively, the “Declaration”). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the “Association”). Purchaser further acknowledges that the current regular assessment due to the Association is $ 146.00 Monthly. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of $ 500.00 and a transfer fee in the amount of $ 250.00. PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION ARE SUBJECT TO CHANGE AT ANY TIME. The Lot {{$rb3d11}} IS / {{$rb3d12}} IS NOT located within a planned unit development as defined in Tenn. Code Ann. § 66-5-213. 21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser’s interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine. 22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties. 23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 7 of 8 NSH Home Purchase Agreement (rev. 2.23.22 24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term. 25. ADDENDA AND EXHIBITS. a. Addenda. The following Addenda are attached hereto and incorporated herein: (1) Addendum 1, Builder’s Referral Incentives and Contributions Addendum (2) Addendum 2, SELECT ONE: {{$c1}} New Construction {{$c2}} Construction in Progress {{$c3}} Construction Completed {{$c4}} Addendum 3, Current Residence Contingency Addendum {{$c5}} Addendum 4, Co-Broker Addendum {{$c6}} Addendum 5, Alternative Incentive Addendum {{$c7}} Addendum 6, Special Stipulations {{$c8}} Addendum 7, Model House {{$c9}} Addendum 8, Disclosure of Impact Fees or Adequate Facilities Taxes {{$c10}} Other, subdivision-specific addenda b. Exhibits. The following Exhibits are attached hereto and incorporated herein: (1) Exhibit A, Home Options (2) Exhibit B, Tennessee Residential Property Condition Exemption Notification (3) Exhibit C, Stages of Construction matrix (Not applicable to Express Homes) 26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser’s signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address. 27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller’s reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller’s obligations under Section 16(f) of this Agreement. 28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties. 29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals. 30. FAIR HOUSING AND EQUAL OPPORTUNITY. The Property is being sold without regard to race, color, sex, religion, disability, marital status, familial status, sexual orientation, age, ancestry or national origin. WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER’S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A TENNESSEE REAL ESTATE ATTORNEY BEFORE SIGNING IT. IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Purchaser’s Current Mailing Address: Purchaser’s Home Phone: Mobile Phone: SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date Seller’s Address: ✔ ✔ ✔ Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 8 of 8 NSH Home Purchase Agreement (rev. 2.23.22 Work Phone: Purchaser’s Email: Co-Buyer’s Current Mailing Address: , Co-Buyer’s Home Phone: Mobile Phone: Work Phone: Co-Buyer’s Email: 819 Seven Oaks Blvd Smyrna, TN 37167 Seller’s Phone: 615-283-6000 Seller’s Fax: 615-283-6000 For Internal Purposes Only: Seller’s Sales Representative: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Brandon Christopher Temple {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Brandon C Temple (Sep 12, 2025 16:23:10 CDT) Brandon C Temple Sep 12, 2025 Brandon C Temple Neptune Rem LLC, a Delaware limited liability company

**Buyer(s):** Neptune Rem LLC, a Delaware limited liability company, **Community:** Addison Park, **Plat:** /, **Address:** 2089 WIDGEON POINT, **Sales Rep:** Brandon Christopher Temple

**Job:** 591110124
**Printed:** 9/12/2025

D·R·HORTON
*America's Builder*

# EXHIBIT A
# HOME OPTIONS

Seller will include in the House the following features and options selected by Purchaser (the "Initial Options") at the prices indicated below. Unless otherwise stated in this Agreement, payment for the Initial Options in the amount(s) stated below shall be made to Seller at Closing. In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value.

The Initial Options are as follows:

## Color Selections

**11 – Exterior Features**

| Option # | Color | Rev. # | Rev. Date | User |
|---|---|---|---|---|
| James Hardie DRE Community Exterior Color Package #34 | Steele Canyon / Kentucky | 0 | 09/11/2025 | |

PRIMARY/ACCENT COLOR - AGED PEWTER BRICK COLOR - NOLEN RIVER OR STEELE CANYON STONE COLOR - HERMITAGE OR KENTUCKY TRIM COLOR - WHITE SOFFIT COLOR - WHITE WINDOW COLOR - WHITE SHUTTER COLOR - BLACK FRONT DOOR COLOR - BLACK GARAGE DOOR COLOR - WHITE
**Location:**
**Notes:**

## Selected Options

**05 – Exterior Doors**

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JGDO00XX | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** GARAGE DOOR MOTOR with (1) Remote Included | | | **Location:** | | | | |
| JGDOHDWR | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** GARAGE DOOR HARDWARE | | | **Location:** | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

**06 – Windows & Screen**

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| BLIN00D1 | 0 | 09/12/2025 | Brandon Christopher Temple | 1.0000 | $ 870.00 | $ 870.00 | |
| **Color:** BLINDS-WHITE 2" FAUX WOOD | | | **Location:** | | | | |
| | | | | | **Sub-Total** | **$ 870.00** | |

**11 – Exterior Features**

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| EXTHARD+ | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** James Hardie Color+ Siding- Community Standard | | | **Location:** | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

**13 – Plumbing**

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| BHCHRCHA | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** CHROME CHATEAU HARDWARE - TO MATCH CHROME PLUMBING FIXTURES,LOCATIONS CANNOT BE ALTERED! | | | **Location:** | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

Page 1 of 4 Home Options (Rev. 24-Mar-2016)

**Buyer(s):** Neptune Rem LLC, a Delaware limited liability company, **Community:** Addison Park, **Plat:** /, **Address:** 2089 WIDGEON POINT, **Sales Rep:** Brandon Christopher Temple

**Job:** 591110124
**Printed:** 9/12/2025

## 14 – HVAC

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JGAS0005 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| VENT EXHAUST FROM INTERIOR WAL | | | | | | | |

**Sub-Total** $ 0.00

## 15 – Electrical

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| SMARTHOM | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| SMART HOME PACKAGE - INCLUDES QOLSYS IQ PANEL; HONEYWELL Z-WAVE THERMOSTAT; | | | | | | | |

**Sub-Total** $ 0.00

## 20 – Painting

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JIPT0001 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| INT PAINT-FIRST STAR (SW7646) WALLS & CEILING, EXTRA WHITE TRIM (7006) | | | | | | | |

**Sub-Total** $ 0.00

## 21 – Interior Features

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| CLRDRHE5 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| INTERIOR COLOR PKG #5-HORTON E | | | | | | | |
| Quartz - DR Horton Carrara CARPET - Birdbath Effective on Starts as of 4/12/23 SHEET VINYL - McDonald Safara LAMINATE Revwood Country Linen- Country Linen | | | | | | | |

**Sub-Total** $ 0.00

## 35 – Flooring-Carpet/Pad

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| CARPETU0 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** BIRDBATH | | | **Location:** | | | | |
| CARPET-L1 BIRDBATH DUNHAM'S DREAM | | | | | | | |

**Sub-Total** $ 0.00

## 37 – Flooring-Vinyl

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JUV20001 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| Sheet Vinyl McDonald Safara bathrooms and laundry | | | | | | | |

**Sub-Total** $ 0.00

## 38 – Flooring-Wood

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| REVWDFLR | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| MOHAWK REVWOOD 8mm ARBOR HILLS CARAWAY CHESTNUT | | | | | | | |
| Mohawk DRW64 Caraway Chestnut 8mm | | | | | | | |

**Sub-Total** $ 0.00

## 40 – Series Options

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| HSAS00WN | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| THIS PLAN TO BE BUILT AS DRAWN | | | | | | | |
| JSERS025 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| SLAB FOUNDATION | | | | | | | |

**Sub-Total** $ 0.00

Page 2 of 4 Home Options (Rev. 24-Mar-2016)

**Buyer(s):** Neptune Rem LLC, a Delaware limited liability company, **Community:** Addison Park, **Plat:** #, **Address:** 2089 WIDGEON POINT, **Sales Rep:** Brandon Christopher Temple

**Job:** 591110124
**Printed:** 9/12/2025

## 50 – Cabinets

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| ELKINS24 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 700.00 | $ 700.00 | P |
| **Color:** ELKINS STONE GRAY | | | **Location:** | | | | |
| CABINETS - ELKINS STONE GRAY | | | | | | | |
| | | | | | **Sub-Total** | **$ 700.00** | |

## 54 – Vanity/Tub/Shower

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JSHWRDOR | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| SHOWER ENCLOSURE-CHROME in MASTER BATH | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

## 71 – Landscaping

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| JSODFULL | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| SOD-Full Yard | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

## 99 – All Options

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| ALLELECT | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| ALL ELECTRIC HOME | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

## A01 – Appliances

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| WPDRINCT | 0 | 09/12/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | |
| **Color:** | | | **Location:** | | | | |
| WED4850HW-DRYER-29"INCENTIVE | | | | | | | |
| WPFRGINC | 0 | 09/12/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | |
| **Color:** | | | **Location:** | | | | |
| Refrigerator - INCENTIVE side by side | | | | | | | |
| WPSSDSW2 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| WDF332PAMS > DISHWASHER-CLASSIC PLT TALL SS (WHIRLPOOL) (WHIRLPOOL) | | | | | | | |
| WPSSERG2 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| WFE525S0JS > 5.3 CU FT ELECTRIC RANGE WITH FROZEN BAKE (WHIRLPOOL) | | | | | | | |
| WPSSMCH2 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| WMH31017HS > MICRO WHR MHC 1.7CUFT 2 SPD 300 CFM - SS (WHIRLPOOL) | | | | | | | |
| WPWAINCT | 0 | 09/12/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | |
| **Color:** | | | **Location:** | | | | |
| WTW4855HW-WASHER 27"INCENTIVE | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

## CT – Countertops

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| QUARTZ01 | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| QUARTZ LEVEL 1 | | | | | | | |
| Pisa Carrara Pisa Carrara | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

## RG – Rain Gutters

| Option # | Rev. # | Rev. Date | User | Qty. | Unit Price | Ext. Price | |
|---|---|---|---|---|---|---|---|
| GUTTRALL | 0 | 09/11/2025 | Brandon Christopher Temple | 1.0000 | $ 0.00 | $ 0.00 | P |
| **Color:** | | | **Location:** | | | | |
| RAIN GUTTERS--WHOLE HOUSE STANDARD | | | | | | | |
| | | | | | **Sub-Total** | **$ 0.00** | |

Page 3 of 4 Home Options (Rev. 24-Mar-2016)

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 4 of 4 Home Options (Rev. 24-Mar-2016) Total: $1,570.00 PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For Internal Purposes Only: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Brandon Christopher Temple {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Brandon C Temple (Sep 12, 2025 16:23:10 CDT) Brandon C Temple Sep 12, 2025 Brandon C Temple Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

EXHIBIT B TENNESSEE RESIDENTIAL PROPERTY CONDITION EXEMPTION NOTIFICATION Property: Lot 0124, Block/Phase/Section , Subdivision Purchaser: Neptune Rem LLC, a Delaware limited liability company Seller: DR Horton, Inc The undersigned Seller of the Property described above does hereby notify Purchaser that said Property is being offered without a Residential Property Condition Disclosure Statement as provided by the Tennessee Residential Property Disclosure Act. This transfer is excluded under Tenn. Code Ann. § 66-5-209(9) for the following reason(s): This is a transfer involving the first sale of a dwelling and the Seller/Builder offers a written warranty. Pursuant to Tenn. Code Ann. § 66-5-211, to the extent that there are any impact fees or adequate facilities taxes paid to any city or county on the Property, the Seller shall include in the Home Purchase Agreement an addendum specifically disclosing the amount of such fees. Pursuant to Tenn. Code Ann. § 66-5-212, Seller is required to disclose, in writing: 1. The presence of any known exterior injection well; 2. The results of any known percolation test or soil absorption rate performed on the Property that is determined or accepted by the department of environment and conservation; 3. Whether any single-family residence located on the Property has been moved from an existing foundation to another foundation; and 4. The presence of a known sinkhole on the Property. To the extent Seller is aware of any of the foregoing, Seller has included in the Home Purchase Agreement an addendum specifically disclosing Seller’s relevant knowledge. In accordance with Tenn. Code Ann. § 66-5-213, Seller has disclosed in Section 20 of the Home Purchase Agreement whether the Property is located in a Planned Unit Development. Seller shall provide Purchaser with a copy of the development’s restrictive covenants, homeowner bylaws and master deed upon Purchaser’s request. If the Property being purchased is a condominium, the transferee/buyer is hereby given notice that the transferee/buyer is entitled, upon request, to receive certain information regarding the administration of the condominium from the developer or the condominium association, as applicable, pursuant to Tennessee Code Annotated § 66-27-502. THE UNDERSIGNED HEREBY ACKNOWLEDGE THEIR RECEIPT OF THIS NOTIFICATION. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025

DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 1 of 1 Addendum 1: BRICA (revised May, 2025) ADDENDUM 1 BUILDER’S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM This ADDENDUM is attached to and made a part of that Home Purchase Agreement between DR Horton, Inc, as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser (the “Purchase Agreement”), regarding that parcel of real estate located in WILSON County, Tennessee, briefly described as Lot 0124, Addison Park, and referred to in the Purchase Agreement as the “Lot.” All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the “Referral Incentives and Contributions”) made, or to be made, by Seller to Purchaser in connection with Seller’s referral of Purchaser to SELLER’S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW (“PREFERRED LENDER”), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control. Purchaser acknowledges receipt of that document entitled “Notice of Seller’s Business Affiliations” (the “Affiliation Notice”), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. (“DHI Mortgage”) and that Purchaser is not required to use this affiliated company or any Preferred Lender (described below) as a condition of Purchaser’s purchase of the Property. The parties state, acknowledge and agree as follows: 1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, provided that Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and provided that each and all of the following occur: a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe required under Section 2(b) of this Purchase Agreement; b. Purchaser’s loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property; and c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16a of the Purchase Agreement. 2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser’s closing costs in an amount up to $5,000.00. This contribution, up to the applicable limit, shall be applied against closing costs / fees actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable). If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser’s closing costs shall be subject to Purchaser’s loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser. 3. Preferred Lender. The preferred lender relating to this Builder’s Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com. Purchaser’s decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 1 of 2 Addendum 2: Construction In Progress (rev. 24-Mar-2016) ADDENDUM 2 CONSTRUCTION IN PROGRESS This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and DR Horton, Inc, as Seller, regarding that parcel of land located in WILSON County, WILSON, briefly described as Lot , Addison Park Subdivision and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows: 1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall complete construction of a {{$rb0d51}} single-family detached / {{$rb0d52}} townhouse residence (the “House”) on the Lot. Seller shall not be required to recommence or continue construction of the House unless and until: (a) the Loan has been approved by Purchaser’s lender to Seller’s satisfaction; (b) Purchaser has paid all amounts then due to Purchaser’s lender and to Seller; (c) all contingencies to Purchaser’s performance hereunder have been satisfied or removed to Seller’s satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House. 2. HOUSE PLAN. Seller shall construct the House according to the Pearson Plan, Elevation A4S, including those options and features listed on Exhibit A to this Agreement, {{$rb1d51}} on a slab / {{$rb1d52}} over a basement (the “Base Plan”). Seller’s obligation to construct the House shall be contingent on Seller’s ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller’s satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller’s sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller’s sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller’s sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision. 3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside. 4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards: (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13. 5. CHANGES; OPTION MONEY. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. After the execution of this Agreement, Seller may (but shall not be obligated to) allow changes to the options to be included in the House. Options available for inclusion in the House may be limited, in Seller’s sole discretion, based on the stage of construction of the House as of the Effective Date of the Agreement. If Purchaser requests a change to the options and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. Purchaser acknowledges that any such changes to the House may affect the timing of completion of the House. If the total cost of all options chosen by Purchaser exceeds Ten Thousand Dollars and 00/100 ($10,000.00), then Purchaser shall pay to Seller, at the time of execution of the applicable amendment, the full amount of that excess as “Option Money.” Such payment, and any and all future payments made by Purchaser for options in advance of Closing, are collectively referred to in this Agreement as “Option Money.” Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install any feature or option in the House shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing for the omitted item. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. 6. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in “broom-clean” condition, ready to occupy. The House and Lot shall be free of all trash and debris. 7. PURCHASER’S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller’s on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller’s sales associates, superintendents, closing staff, warranty staff and other employees do not have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller’s behalf.

Page 2 of 2 Addendum 2: Construction In Progress (rev. 24-Mar-2016) IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For Internal Purposes Only: Seller’s Sales Representative: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Brandon Christopher Temple {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Brandon C Temple (Sep 12, 2025 16:23:10 CDT) Brandon C Temple Sep 12, 2025 Brandon C Temple Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 1 of 1 Addendum 7: Model House Addendum (Rev. 24-Mar-2016) ADDENDUM 8 Disclosure of Impact Fees or Adequate Facilities Taxes This Addendum is attached and made part of that certain Home Purchase Agreement (the “Agreement”) by and between DR Horton, Inc, as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser, for the purchase and sale of Lot 0124 in Addison Park Subdivision (the “Property”). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement. 1. In the event of any conflict between any terms or conditions set forth elsewhere in the Agreement and those set forth in this Addendum, the terms and conditions of this Addendum shall control. 2. In accordance with Tenn. Code Ann. § 66-5-211, Seller hereby discloses to Purchaser that, with respect to the Lot, Seller has paid to the applicable city or county $6,500.00 in adequate facilities taxes and/or impact fees. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 FHA Real Estate Certification FHA REAL ESTATE CERTIFICATION This certification is attached to and made part of that certain Home Purchase Agreement (the “Agreement”) by and between DR Horton, Inc, as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser, for the purchase and sale of Lot 0124, Block/Phase , Addison Park Subdivision in WILSON, TN. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement. Purchaser, Seller, and Co-Broker hereby certify that (1) the terms and conditions of the Agreement are true to the best of their knowledge and belief, and (2) any other agreement entered into by any of these parties in connection with this real estate transaction is part of, or attached to, the Agreement. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date CO-BROKER: {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 1 of 1 Addendum 6: Special Stips (rev. 24-Mar-2016) ADDENDUM 6 SPECIAL STIPULATIONS This ADDENDUM is attached to and made a part of that Home Purchase Agreement by and between DR Horton, Inc, as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser (the “Agreement”), regarding that certain parcel of real estate located in WILSON County, Tennessee, briefly described as Lot , Addison Park Subdivision and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms or conditions of the Agreement and the terms or conditions of this Addendum, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: 1.(Applicable to Non-VA and Non-FHA loans Only ) Purchaser acknowledges and agrees that Seller shall have no obligation to adjust the Purchase Price if Purchaser is unable to obtain an appraisal of the Property equal to or exceeding the Purchase Price. In the event the Purchaser’s appraisal sets a value on the Property that does not equal or exceed the Purchase Price, Purchaser agrees to pay the difference between the appraisal value and the Purchase Price at closing. In the event that Purchaser does not agree to pay the shortfall between the appraisal value and the Purchase Price, Seller may terminate the Agreement and return the Earnest Money to Purchaser. 2. On page 1 Section 2, subsection a, Seller shall extend period of 5 days from execution to 90 days from execution to provide documentation to Seller that will verify to Seller’s reasonable satisfaction that Purchaser has the available funds necessary to purchase the property according to the terms of the agreement. Remaining provisions to the Seller and Purchaser in this section of the agreement shall remain as set forth. 3. N/A 4. N/A IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Investor Addendum Rev. 2.2.21 ADDENDUM REGARDING OWNER-OCCUPANCY This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and DR Horton, Inc, as Seller, regarding that parcel of land located in WILSON County, TN, briefly described as Lot 0124, Addison Park, and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller hereby agree as follows: 1. Purchaser hereby represents and warrants that the Property is to be purchased as an investment property. Purchaser acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Agreement exceeds the number of allowable investor purchases in the Community, Purchaser acknowledges that Seller may terminate the Agreement and return the Earnest Money to Purchaser and no cause of action shall accrue on behalf of Purchaser because of such termination. 2. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For administrative purposes only: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Brandon Christopher Temple {{$dtd1}} Date Brandon C Temple (Sep 12, 2025 16:23:10 CDT) Brandon C Temple Sep 12, 2025 Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Investor Addendum Rev. 2.2.21 {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Brandon C Temple Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 rev. 07-May-2018 BLASTING ADDENDUM This Blasting Addendum (this “Addendum”) is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between D.R. Horton, Inc., as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser, regarding that parcel of land located in WILSON County, Tennessee, briefly described as Lot 0124 of subdivision (the “Subdivision”), and referred to in the Agreement and this Addendum as the “Property” or the “Lot.” Capitalized terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: 1. In the event of a conflict between the terms and provisions of this Addendum and any other terms or provisions of the Agreement, this Addendum shall control as to all matters in this Addendum. 2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following (the “Disclosed Matters”) regarding the Property and the Subdivision: a. The Subdivision is located in an area of Tennessee where blasting operations may be conducted or in the past may have been conducted. Blasting operations include the use of explosives in the blasting of rock, stone, ore or any other natural formation, or in connection with any construction or demolition work, including, without limitation, property development work. Blasting operations are subject by federal, state and/or local laws and requirements, including the Tennessee Blasting Standards Act of 1973 and applicable requirements of the Tennessee Department of Commerce and Insurance and are regulated by applicable federal, state or local authorities having jurisdiction over the Subdivision, including the Tennessee Department of Commerce and Insurance. b. Blasting operations may be associated with traffic, noise, vibration, flying rock or debris, dust and/or other nuisance conditions, which may damage property, buildings, homes or other structures or improvements. c. More information about blasting operations in Tennessee may be found by accessing the website for the Tennessee Department of Commerce and Insurance, Division of Fire Prevention at https://www.tn.gov/commerce/fire-prevention.html or by calling the Tennessee Department of Commerce and Insurance, Division of Fire Prevention at (615) 741-2981. 3. Except as stated in this Addendum or in the Agreement, Seller, its parent, subsidiaries and affiliates and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the “Seller Parties”), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to blasting operations in the past, present or future, or any potential conditions related to such blasting operations or any effects associated with any of the same. 4. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT, AND/OR OWNERSHIP OF THE PROPERTY BY PURCHASER AND/OR PURCHASER’S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS AND LEGAL REPRESENTATIVES (THE “PURCHASER PARTIES”). 5. Purchaser acknowledges that this Addendum (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Property or the Subdivision, and (ii) does not relieve Purchaser from its obligations to investigate the Property and the Subdivision to satisfy itself that the Property and the Subdivision are satisfactory to Purchaser. In addition, Purchaser acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the website or telephone numbers set forth in Paragraph 2.c. above). 6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES, THE PROPERTY OR ANY OTHER AREAS WITHIN OR AROUND THE SUBDIVISION. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: Addison Park, Plat: //, Address: 2089 WIDGEON POINT, Sales Rep: Brandon Christopher Temple Job: 591110124 Printed: 9/12/2025 Page 2 of 2 IN WITNESS WHEREOF, THE UNDERSIGNED HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

09/12/2025

# Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

## GENERAL INFORMATION

| | | | |
|---|---|---|---|
| **Buyer(s):** | Neptune Rem LLC, a Delaware limited liability company | | |
| **Subdivision:** | Addison Park | | |
| **Lot Address:** | 2089 WIDGEON POINT, LEBANON, TN 37090 | | |
| **Lot/Block:** | / | **Builder Key:** | 591110124 |
| **Total Price:** | $299,990.00 | **Ratify Date:** | |

## REAL ESTATE BROKER INFORMATION (BUYER)

**Company Name:**
**Company Address:**

**Broker Officer:**
**Broker Officer License:** **Officer Email:**
**Agent Name:**
**Agent License:**
**Agent Email:**
**Agent Cell:**
**Agent Work:**
**Agent Fax:**

## REAL ESTATE BROKER INFORMATION (SELLER)

| | |
|---|---|
| **Company Name:** | DR Horton, Inc |
| **Company Address:** | 819 Seven Oaks Blvd.<br>Smyrna, TN 37167 |
| **Company License:** | ______________________________ |
| **Agent Name:** | Brandon Christopher Temple |
| **Agent License:** | |
| **Agent Email:** | |
| **Agent Cell:** | (615) 557-4070 |
| **Agent Work:** | |

## SELLER INFORMATION

| | |
|---|---|
| **Name:** | DR Horton, Inc |
| **Address:** | 819 Seven Oaks Blvd.<br>Smyrna, TN 37167 |

## SETTLEMENT AGENT INFORMATION

| | |
|---|---|
| **Company Name:** | DHI TITLE AGENCY |
| **Company Address:** | 819 Seven Oaks Blvd<br>SMYRNA, TN 37167 |
| **Agent Name:** | MECHNICK, TINA |
| **Agent Email:** | |
| **Agent Cell:** | |
| **Agent Work:** | |
| **Agent Fax:** | |

DISCLOSURE & ACKNOWLEDGEMENT OF LICENSEE STATUS Pursuant to Tenn. Code Ann. § 62-13-405, D.R. Horton, Inc. hereby discloses that it is a licensed Real Estate Firm in the State of Tennessee and that Brandon Christopher Temple, License Number , and all other sales agents employed by D.R. Horton, Inc. are licensed agents representing the Seller with respect to sales of homes in , in WILSON, TN, including the particular lot located at 2089 WIDGEON POINT, LEBANON, TN 37090. Any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for the violation as set forth in Tenn. Ann. Code § 62-13-313(e). Complaints should be filed with the Tennessee Real Estate Commission at 710 James Robertson Parkway, 3rd Floor, Nashville, Tennessee 37232, Phone (615) 741-2273. The undersigned prospective buyer hereby acknowledges receipt of this Disclosure and acknowledges that all content of this Disclosure was verbally communicated to the undersigned prior to the preparation or presentation of any offer to sell or purchase real estate. The undersigned prospective buyer confirms that he/she {{$rb0d121}} IS / {{$rb0d122}} IS NOT represented (select one) by a licensed agent. If the undersigned prospective buyer is represented: The undersigned licensed agent hereby joins in the foregoing acknowledgements. BUYER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLING REAL ESTATE FIRM: DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date BUYER’S AGENT: SELLER’S AGENT: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Brandon Christopher Temple {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Brandon C Temple (Sep 12, 2025 16:23:10 CDT) Brandon C Temple Sep 12, 2025 Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

SUBLEDGER #3374527 Community Code: 591110000 Lot # 0124 Buyer Last Name:a Delaware limited liability company / Community Name: ADDISON PARK TOWNHOMES / Lot # 0124/ Address: Sales Rep: Brandon Christopher Temple Date: 09/12/2025 Page 1 of 2 ADDENDUM DISCLOSURE AND ACKNOWLEDGEMENT REGARDING PRIVATE STREETS This ADDENDUM is attached to and made a part of that HOME PURCHASE AGREEMENT (the “Agreement”) between D. R. Horton, Inc., a Delaware corporation, as “Seller”, and Neptune Rem LLC, a Delaware limited liability company , as “Purchaser”, regarding that parcel of real estate located in Lebanon, Wilson County, Tennessee (the “County”), briefly described as Addison Park Townhomes (the “Subdivision”), and referred to in the Agreement as the “Lot” or “Property”. All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: 1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. 2. (a) Seller has disclosed to Purchaser and Purchaser acknowledges that all streets described in the Declaration of Covenants, Conditions and Restrictions for Addison Park Townhomes, of record in Book 2240, page 487, Register’s Office for Wilson County, Tennessee (the “Restrictions”), are private streets and have not been accepted for dedication and public maintenance by the State of Tennessee, The City of Lebanon, Wilson County, and/or any other governing jurisdiction. As private streets, the responsibility for maintenance of the Subdivision streets belongs to the homeowners association for the Subdivision, to which all lot owners in the Subdivision belong and pay assessments. A part of these assessments are to be used for maintenance of the Subdivision streets. (b) No representation is made by Seller that these streets will be constructed to standards sufficient to be included in the State Highway System or that the State of Tennessee, City of Lebanon, Wilson County, or any other governing jurisdiction would eventually assume maintenance of these streets. 3. Except as stated in this Addendum, Seller, its officers, directors, employees, agents, parents, subsidiaries, affiliates, heirs, personal representatives, successors and assigns (the “Seller Parties”) are not authorized to make, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the streets, the Subdivision, the Restrictions, or existing or potential effects associated with any of the same of the Purchaser Parties (defined below), the Property or any other areas within or around the Subdivision (the “Disclosed Matters”). 4. SELLER IS NOT RESPONSIBLE FOR ANY OF THE DISCLOSED MATTERS OR IMPACTS FROM THE DISCLOSED MATTERS, IF ANY, IN OR ON THE SUBDIVISION, THE PROPERTY OR THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED. 5. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT: (i) THE VALUE OF THE PROPERTY; AND/OR (ii) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY BY PURCHASER AND/OR

SUBLEDGER #3374527 Community Code: 591110000 Lot # 0124 Buyer Last Name:a Delaware limited liability company / Community Name: ADDISON PARK TOWNHOMES / Lot # 0124/ Address: Sales Rep: Brandon Christopher Temple Date: 09/12/2025 Page 2 of 2 PURCHASER’S HEIRS, SUCCESSORS, INVITEES, ASSIGNS AND LEGAL REPRESENTATIVES (THE “PURCHASER PARTIES”). 6. Purchaser acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Property or the Subdivision; and (ii) does not relieve Purchaser from its obligations to investigate the Property and the Subdivision to satisfy itself that the Property and the Subdivision are satisfactory to Purchaser. In addition, Purchaser acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum. 7. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES, THE PROPERTY OR ANY OTHER AREAS WITHIN OR AROUND THE SUBDIVISION. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date DR Horton, Inc {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Revised 10.5.2023 HAB NOTICE OF SELLER’S BUSINESS AFFILIATIONS TO: Neptune Rem LLC, a Delaware limited liability company [Homebuyer(s)] PROPERTY: 2089 WIDGEON POINT, LEBANON, TN 37090 FROM: DR Horton, Inc DATE: September 12, 2025 [Seller] This is to give you notice that the above referenced seller has a business relationship with: DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP 819 Seven Oaks Blvd. Smyrna, TN 37167 D.R. HORTON INSURANCE AGENCY INC. 1341 Horton Circle Arlington, TX 76011 DHI TITLE OF FLORIDA, INC. DBA DHI TITLE AGENCY 819 SEVEN OAKS BLVD. SMYRNA, TN 37167 The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit. Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are NOT required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES. DHI MORTGAGE COMPANY, LTD. DHI TITLE OF FLORIDA, INC. DBA DHI TITLE AGENCY Service Charge or Range Service Charge or Range Loan Origination Charge: 0% of Loan Amount plus $995.00 Title Services: $520.00 Loan Processing Fee: $250.00 Simultaneous Lender’s Title Insurance $200.00 An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs Owner’s Title Insurance: $943.00 - $1,804.00 ** DHI Title of Florida, Inc. DBA DHI Title Agency charge estimates are based on an average home price of $300,000. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Limited Partnership. NOTE: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application. You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder’s Incentive and Concessions Addendum to your purchase contract. ACKNOWLEDGMENT: I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP, and D.R. HORTON INSURANCE AGENCY, INC., and DHI TITLE OF FLORIDA, INC. DBA DHI TITLE AGENCY, and may receive a financial or other benefit as the result of this referral. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} D. R. HORTON INSURANCE AGENCY, INC. D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Tennessee. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $200 and $3,883 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services. Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Privacy Notice For more information on our collection, sharing, and other processing of personal information, please visit the D.R. Horton Privacy Policy available on www.drhorton.com. You agree to our processing of your personal information consistent with our Privacy Policy. BUYER(S): {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Radon Passive System Addendum (NSH) Addison Park Page 1 Addendum RADON PASSIVE SYSTEM ADDENDUM This Radon Passive System Addendum (this “Addendum”) is attached to and made a part of that certain Home Purchase Agreement (the “Agreement”) between D.R. Horton, Inc. (“Seller”), and Neptune Rem LLC, a Delaware limited liability company (“Purchaser”) regarding that parcel of land located in Wilson County, Tennessee, briefly described as Lot0124 of Addison Park (the “Subdivision”), and referred to in the Agreement as the “Property” or the “Lot.” Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: 1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Agreement, this Addendum shall control as to all matters addressed within this Addendum. 2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following (the “Disclosed Matters”) regarding the Property and the Subdivision: a. RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE RECOMMENDED ACTION LEVELS HAVE BEEN FOUND IN BUILDINGS IN WILSON COUNTY, TENNESSEE. b. The applicable governing authorities have determined that the Property is located in an area that has experienced, or in the future may experience, elevated levels of radon based on the local geology, radon tests in the area, and other factors. c. SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE ON OR NEAR THE SUBDIVISION OR THE PROPERTY OR IN THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED. d. Seller is building the home on the Property to include a Passive Radon Vent System (the “System”). Purchaser should not perform any construction or repairs or take any other action that will modify, impair or interfere with the System and/or its operation. Purchaser should satisfy itself as to any restrictions and obligations that may apply regarding the System. SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOME WITH THE SYSTEM, OR ANY RADON-REDUCTION SYSTEM. SELLER IS PROVIDING NO WARRANTY WHATSOEVER WITH RESPECT TO THE SYSTEM. e. Additional information about radon can be found by (i) visiting the website for the U.S. Environmental Protection Agency (the “EPA”) at http://www.epa.gov/radon/ or calling the EPA at 1 (800) 557-2366; (ii) visiting the website for the Tennessee Department of Health (the “TDH”), at https://www.tn.gov/health/cedep/environmental/healthy-homes/hh/radon.html or calling the TDH at (615) 741-7247; and/or (iii) visiting the website of the Tennessee Department of Environment and Conservation (the “TDEC”) at https://www.tn.gov/environment/program-areas/opsp-policy-and-sustainable-practices/community-programs-and-services/radon.html or calling the TDEC’s Tennessee Radon Program at (615) 785-3289. 3. Except as stated in this Addendum, Seller, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the “Seller Parties”), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Subdivision, the Property or the home located on the Property concerning (a) the presence or absence of radon gas: (i) in the soils beneath or adjacent to the Property, or (ii) in or near the home on the Property prior to, on or after closing; (b) environmental conditions at or emanating from the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the effectiveness of any architectural or engineering activities for reducing the presence of radon. 4. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOME ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOME ON THE PROPERTY BY THE PURCHASER AND/OR PURCHASER’S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL REPRESENTATIVES (THE “PURCHASER PARTIES”).

Radon Passive System Addendum (NSH) Addison Park Page 2 5. Purchaser acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Subdivision, the Property or the home on the Property; and (ii) does not relieve Purchaser from its obligations to investigate the Subdivision, the Property or the home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Purchaser. In addition, Purchaser acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2.e. above). 6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company

Revised 06/17/2022 D.R. Horton Smart Home Disclosure Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, “Smart Home Technology”), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home. Some or all of the Smart Home Technology may be installed after closing, by a third-party installer or manufacturer (“Provider”). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase. The Alarm.com home automation-only application (the “App”) is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services. In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider. IMPORTANT INSTALLATION DEADLINE: You have 120 days from the date you close escrow on your home (the “Deadline”) to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider’s then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology. PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time. COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

Revised 06/17/2022 I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended. Cell Phone #: Work Phone #: Home Phone #: Email Address (primary): Email Address (secondary): My New Home – Address /Direct Mail: 2089 WIDGEON POINT, LEBANON, TN 37090 Community/Subdivision Name: Projected Closing Date: 12/15/2025 BUYER(S): {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 16, 2025 15:00:50 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 16, 2025 Neptune Rem LLC, a Delaware limited liability company